Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of March 28, 2010, and December 31, 2009, and for the three months ended March 28, 2010, and March 29, 2009. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented, because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended March 28, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,236.4	$469.8	$–	$1,706.2

Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,054.3	366.1	–	1,420.4
Depreciation and amortization	0.8	45.7	25.2	–	71.7
Selling, general and administrative	10.8	50.0	23.9	–	84.7
Business consolidation costs	-	1.3	0.4	–	1.7
Equity in results of subsidiaries	(77.3)	–	–	77.3	–
Intercompany license fees	(46.7)	45.0	1.7	–	–
	(112.4)	1,196.3	417.3	77.3	1,578.5

Earnings (loss) before interest and taxes	112.4	40.1	52.5	(77.3)	127.7
Interest expense	(30.7)	0.4	(3.6)	–	(33.9)
Earnings (loss) before taxes	81.7	40.5	48.9	(77.3)	93.8
Tax provision	(2.4)	(4.2)	(12.5)	–	(19.1)
Equity in results of affiliates	–	–	4.7	–	4.7
Net earnings (loss)	79.3	36.3	41.1	(77.3)	79.4
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$79.3	$36.3	$41.0	$(77.3)	$79.3

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended March 29, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,148.7	$436.9	$–	$1,585.6

Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	952.9	359.6	–	1,312.5
Depreciation and amortization	0.8	41.1	24.8	–	66.7
Selling, general and administrative	9.8	45.1	20.3	–	75.2
Business consolidation costs	-	5.0	–	–	5.0
Equity in results of subsidiaries	(68.4)	–	–	68.4	–
Intercompany license fees	(17.9)	17.3	0.6	–	–
	(75.7)	1,061.4	405.3	68.4	1,459.4

Earnings (loss) before interest and taxes	75.7	87.3	31.6	(68.4)	126.2
Interest expense	(6.6)	(11.2)	(8.0)	–	(25.8)
Earnings (loss) before taxes	69.1	76.1	23.6	(68.4)	100.4
Tax provision	0.5	(26.6)	(2.0)	–	(28.1)
Equity in results of affiliates	–	0.4	(3.1)	–	(2.7)
Net earnings (loss)	69.6	49.9	18.5	(68.4)	69.6
Less net earnings attributable to noncontrolling interests	–	–	(0.1)	–	(0.1)
Net earnings (loss) attributable to Ball Corporation	$69.6	$49.9	$18.4	$(68.4)	$69.5

	CONDENSED, CONSOLIDATING BALANCE SHEET
	March 28, 2010
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$280.0	$0.1	$111.3	$–	$391.4
Receivables, net	(1.4)	172.4	815.7	–	986.7
Inventories, net	-	745.0	274.4	-	1,019.4
Current derivative contracts	1.7	41.5	35.0	–	78.2
Current deferred taxes and other current assets	9.0	83.4	19.4	–	111.8
Total current assets	289.3	1,042.4	1,255.8	–	2,587.5
Property, plant and equipment, net	23.2	1,090.1	762.4	–	1,875.7
Investment in subsidiaries	2,862.1	289.7	81.1	(3,232.9)	-
Goodwill	-	1,016.6	1,027.4	-	2,044.0
Noncurrent derivative contracts	–	24.0	60.0	–	84.0
Intangibles and other assets, net	141.1	173.3	130.1	-	444.5
Total Assets	$3,315.7	$3,636.1	$3,316.8	$(3,232.9)	$7,035.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$76.2	$1.9	$288.6	$–	$366.7
Callable long-term debt	509.0	–	–	–	509.0
Accounts payable	31.2	468.5	246.4	–	746.1
Accrued employee costs	13.5	118.3	52.4	-	184.2
Current derivative contracts	0.1	48.1	14.1	–	62.3
Other current liabilities	9.1	93.9	70.1	–	173.1
Total current liabilities	639.1	730.7	671.6	–	2,041.4
Long-term debt	1,864.9	4.0	449.0	–	2,317.9
Intercompany borrowings	(839.5)	378.9	460.6	–	–
Employee benefit obligations	172.1	446.9	378.9	–	997.9
Noncurrent derivative contracts	–	24.3	12.6	–	36.9
Deferred taxes and other liabilities	(31.5)	65.7	95.0	–	129.2
Total liabilities	1,805.1	1,650.5	2,067.7	–	5,523.3

Shareholders’ equity
Convertible preferred stock	-	-	4.8	(4.8)	-
Preferred shareholders’ equity	-	-	4.8	(4.8)	-

Common stock	843.3	819.5	487.0	(1,306.5)	843.3
Retained earnings	2,467.1	1,362.1	643.1	(2,005.2)	2,467.1
Accumulated other comprehensive earnings (loss)	(92.3)	(196.0)	112.4	83.6	(92.3)
Treasury stock, at cost	(1,707.5)	-	-	-	(1,707.5)
Common shareholders’ equity	1,510.6	1,985.6	1,242.5	(3,228.1)	1,510.6
Total Ball Corporation shareholders’ equity	1,510.6	1,985.6	1,247.3	(3,232.9)	1,510.6
Noncontrolling interests	–	-	1.8	-	1.8
Total shareholders’ equity	1,510.6	1,985.6	1,249.1	(3,232.9)	1,512.4
Total Liabilities and Shareholders’ Equity	$3,315.7	$3,636.1	$3,316.8	$(3,232.9)	$7,035.7

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2009
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$111.3	$0.1	$99.2	$–	$210.6
Receivables, net	(0.1)	154.2	394.1	–	548.2
Inventories, net	–	669.0	275.2	–	944.2
Current derivative contracts	11.8	49.5	38.8	–	100.1
Current deferred taxes and other current assets	9.7	90.6	19.9	–	120.2
Total current assets	132.7	963.4	827.2	–	1,923.3
Property, plant and equipment, net	22.2	1,113.7	813.1	–	1,949.0
Investment in subsidiaries	2,816.2	289.7	81.0	(3,186.9)	–
Goodwill	–	1,016.5	1,098.3	–	2,114.8
Noncurrent derivative contracts	–	32.4	48.2	–	80.6
Intangibles and other assets, net	126.2	162.7	131.7	–	420.6
Total Assets	$3,097.3	$3,578.4	$2,999.5	$(3,186.9)	$6,488.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$75.0	$1.8	$235.5	$–	$312.3
Accounts payable	21.4	357.7	244.0	–	623.1
Accrued employee costs	17.2	141.4	56.1	–	214.7
Current derivative contracts	0.3	59.3	23.6	–	83.2
Other current liabilities	22.9	106.9	65.5	–	195.3
Total current liabilities	136.8	667.1	624.7	–	1,428.6
Long-term debt	1,874.8	5.8	403.3	–	2,283.9
Intercompany borrowings	(645.0)	438.2	206.8	–	–
Employee benefit obligations	180.8	433.0	399.4	–	1,013.2
Noncurrent derivative contracts	–	32.4	15.6	–	48.0
Deferred taxes and other liabilities	(31.4)	61.0	102.0	–	131.6
Total liabilities	1,516.0	1,637.5	1,751.8	–	4,905.3

Shareholders’ equity
Convertible preferred stock	-	-	4.8	(4.8)	-
Preferred shareholders’ equity	-	-	4.8	(4.8)	-
Common stock	830.8	819.5	487.0	(1,306.5)	830.8
Retained earnings	2,397.1	1,325.8	602.1	(1,927.9)	2,397.1
Accumulated other comprehensive earnings (loss)	(63.8)	(204.4)	152.1	52.3	(63.8)
Treasury stock, at cost	(1,582.8)	-	-	-	(1,582.8)
Common shareholders’ equity	1,581.3	1,940.9	1,241.2	(3,182.1)	1,581.3
Total Ball Corporation shareholders’ equity	1,581.3	1,940.9	1,246.0	(3,186.9)	1,581.3
Noncontrolling interests	–	-	1.7	-	1.7
Total shareholders’ equity	1,581.3	1,940.9	1,247.7	(3,186.9)	1,583.0
Total Liabilities and Shareholders’ Equity	$3,097.3	$3,578.4	$2,999.5	$(3,186.9)	$6,488.3

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended March 28, 2010
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$79.3	$36.3	$41.1	$(77.3)	$79.4
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation and amortization	0.8	45.7	25.2	–	71.7
Business consolidation costs	–	1.0	0.4	–	1.4
Deferred taxes	(2.0)	(8.5)	(0.2)	–	(10.7)
Equity earnings of subsidiaries	(77.3)	–	–	77.3	–
Other, net	8.1	15.9	(12.0)	–	12.0
Working capital changes, net	(5.6)	(3.5)	(416.7)	–	(425.8)
Cash provided by (used in) operating activities	3.3	86.9	(362.2)	–	(272.0)

Cash flows from investing activities
Additions to property, plant and equipment	(2.4)	(19.8)	(15.0)	–	(37.2)
Cash collateral, net	–	(2.6)	–	–	(2.6)
Investments in and advances to affiliates	(192.1)	(58.9)	251.0	–	–
Other, net	(4.8)	(3.7)	–	–	(8.5)
Cash provided by (used in) investing activities	(199.3)	(85.0)	236.0	–	(48.3)

Cash flows from financing activities
Long-term borrowings	720.3	–	68.7	–	789.0
Repayments of long-term borrowings	(220.3)	(1.9)	–	–	(222.2)
Change in short-term borrowings	–	–	66.7	–	66.7
Proceeds from issuances of common stock	9.7	–	–	–	9.7
Acquisitions of treasury stock	(129.4)	–	–	–	(129.4)
Common dividends	(9.2)	–	–	–	(9.2)
Other, net	(6.4)	–	–	–	(6.4)
Cash provided by (used in) financing activities	364.7	(1.9)	135.4	–	498.2

Effect of exchange rate changes on cash	–	–	2.9	–	2.9

Change in cash and cash equivalents	168.7	–	12.1	–	180.8
Cash and cash equivalents – beginning of period	111.3	0.1	99.2	–	210.6
Cash and cash equivalents – end of period	$280.0	$0.1	$111.3	$–	$391.4

	UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Three Months Ended March 29, 2009
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$69.6	$49.9	$18.5	$(68.4)	$69.6
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation and amortization	0.8	41.1	24.8	–	66.7
Business consolidation costs	–	5.0	–	–	5.0
Deferred taxes	0.5	5.8	(10.8)	–	(4.5)
Equity earnings of subsidiaries	(68.4)	–	–	68.4	–
Other, net	9.1	6.1	(7.8)	–	7.4
Working capital changes, net	(5.8)	(221.0)	(225.2)	–	(452.0)
Cash provided by (used in) operating activities	5.8	(113.1)	(200.5)	–	(307.8)

Cash flows from investing activities
Additions to property, plant and equipment	(0.3)	(26.4)	(41.1)	–	(67.8)
Cash collateral, net	–	(3.3)	25.0	–	21.7
Investments in and advances to affiliates	(318.3)	146.8	171.5	–	–
Other, net	1.2	(2.1)	(0.2)	–	(1.1)
Cash provided by (used in) investing activities	(317.4)	115.0	155.2	–	(47.2)

Cash flows from financing activities
Long-term borrowings	310.4	–	83.9	–	394.3
Repayments of long-term borrowings	(75.7)	(1.9)	(39.1)	–	(116.7)
Change in short-term borrowings	–	–	8.3	–	8.3
Proceeds from issuances of common stock	6.0	–	–	–	6.0
Acquisitions of treasury stock	(1.1)	–	–	–	(1.1)
Common dividends	(9.3)	–	–	–	(9.3)
Other, net	2.4	–	–	–	2.4
Cash provided by (used in) financing activities	232.7	(1.9)	53.1	–	283.9

Effect of exchange rate changes on cash	–	–	(3.2)	–	(3.2)

Change in cash and cash equivalents	(78.9)	–	4.6	–	(74.3)
Cash and cash equivalents – beginning of period	90.2	(0.1)	37.3	–	127.4
Cash and cash equivalents – end of period	$11.3	$(0.1)	$41.9	$–	$53.1